Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-170620) of Noranda Aluminum Holding Corporation of our report dated February 18, 2009 relating to the 2008 and 2007 financial statements of Gramercy Alumina LLC appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

November 29, 2010